Exhibit 10.7

Name:

Congratulations! We are pleased to provide you with a long-term incentive opportunity under the CME Group Inc. Amended and Restated Omnibus Stock Plan (the “Plan”). This long-term incentive opportunity is in recognition of the anticipated positive impact you will make toward the future success of the              initiative (“              Incentive”). Your Incentive provides you with the opportunity to earn a range of performance shares based on the performance of the initiative relative to performance goals set for the related performance periods. If earned, the ultimate payout for each goal will be in the form of CME Group Inc. stock, which is a means for you to share in the success of the overall company. Certain terms of your              Incentive opportunity follow:

Performance Share Terms

Performance Shares:	Your total Incentive has a target of [total shares] Performance Shares for the achievement of Performance Goals at the target levels. Payouts will be settled after the end of the Performance Period for each respective grant by the issuance of shares of Class A common stock, $.01 par value, of CME Group Inc. if the Performance Goals are achieved for the Performance Period as set forth below.

Grant Date:

Goal 1:	Performance Shares – [number of shares]

Performance Period –

Performance Goal –

Payment and Vesting Date –

Goal 2:	Performance Shares – [number of shares]

Performance Period –

Performance Goal –

Payment and Vesting Date –

Goal 3:	Performance Shares at Target – [number of shares]

Performance Period –

Performance Goal –

Payment and Vesting Date –

Goal 4:	Performance Shares at Target – [number of shares]

Performance Period –

Performance Goal –

Payment and Vesting Date –

Payment of Grants:	The Performance Shares granted for each Goal shall be paid based on the actual performance achieved under each of the respective Goals during the respective Performance Period, in accordance with the Terms and Conditions attached hereto. The Goals shall not be deemed to be attained until the Compensation Committee and/or its delegate confirms that they have been attained. Performance Shares shall be settled in Class A common stock, $.01 par value of CME Group Inc. stock on the respective Payment and Vesting Date.

Additional Terms

and Conditions:	The Performance Shares granted as part of the Incentive is subject to the Terms and Conditions attached hereto, as well as the terms and conditions set forth in the Plan.

Dividends:	The Performance Shares shall not accrue any dividends during the applicable Performance Period(s), and any shares issued at the end of a Performance Period will not accrue dividends through the applicable vesting date, if any.

In addition to the terms stated in this grant letter, your equity grant shall be subject to the terms and conditions of the Plan, which are subject to change at any time. All documents relating to the Plan, including the Plan Document, Prospectus and Beneficiary Form, can be accessed online by logging on to your E*TRADE account at www.etrade.com/stockplans or by calling E*TRADE at 800-838-0908 or +1-650-599-0125 if outside the U.S. A copy of the current CME Group Form 10-K can be found at: http://investor.cmegroup.com/investor-relations/financials.cfm. Please submit your completed W-9 Form (or W-8BEN Form if outside the U.S.) and Beneficiary Designation Form to CME Group’s Compensation Department, 20 S. Wacker, 2N, Chicago, IL 60606.

TERMS AND CONDITIONS

1.	Performance Shares Earned. The number of Performance Shares earned, if any, will be based on the actual performance achieved during the Performance Period relative to each Performance Goal. This determination shall be made in accordance with the following schedules:

a.	Goal 1 – [enter number] Performance Shares:

Performance Goal:

b.	Goal 2 – [enter number] Performance Shares:

Performance Goal:

c.	Goal 3 – [enter number] Performance Shares at Target:

Goal	Performance Shares Earned

200% of above portion of Target Performance Shares

100% of above portion of Target Performance Shares

50% of above portion of Target Performance Shares

0% of above portion of Target Performance Shares

Note: If actual performance falls between any of the levels above, then straight-line interpolation will be applied to determine the number of Shares earned.

d.	Goal 4 – [enter number] Performance Shares at Target:

Goal	Performance Shares Earned

200% of above portion of Target Performance Shares

100% of above portion of Target Performance Shares

50% of above portion of Target Performance Shares

0% of above portion of Target Performance Shares

Note: If actual performance falls between any of the levels above, then straight-line interpolation will be applied to determine the number of Shares earned.

2.	Eligibility to Receive Grant and Condition of Receipt of Performance Shares. Notwithstanding any other eligibility requirements specified in these grants or in the Plan, in order to be eligible to receive these grants and as a condition of receipt of payment of any earned Performance Shares under these grants, you must have entered into an agreement with the Company containing certain post-termination of employment restrictions regarding competition with the Company and non solicitation of the Company’s customers and employees prior to receiving this grant. The post-termination employment restrictions applicable to you are set forth in the Confidentiality, Non-Competition and Non-Solicitation Agreement with the Company, which is incorporated herein by reference.

3.	Eligibility to Receive Performance Shares. Notwithstanding any other eligibility requirements specified in these grants or in the Plan, in order for you to be eligible to receive payment of any earned Performance Shares after the end of the Performance Period, you must remain employed through the Payment and Vesting Date.

4.	Termination of Service. If your employment is terminated by reason of death or Disability (as defined in the Plan), your eligibility for payment of the Performance Shares is governed by the terms of the Plan. If your employment is terminated for any other reason, any Performance Shares that are not paid and vested will be forfeited.

5.	Definitions:

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